UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2004

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-114673	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 3, 2004, Gramercy Capital Corp. (the “Company”) has agreed to sell 4,225,000 shares of common stock (the “Shares”) to various institutional investors and 1,275,000 shares of common stock to SL Green Realty Corp., pursuant to a private placement at a price of $17.27 per share for aggregate net proceeds of $94,985,000.  SL Green Realty Corp. purchased shares sufficient to maintain substantially the same ownership percentage interest in the Company after the private placement is effected as it owned prior to the private placement.  The Shares were issued under a private placement exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.  Pursuant to the terms of the registration rights agreement, the Company has agreed to cause a registration statement covering the Shares to be filed no later than August 31, 2005.  A form of each of the Purchase Agreement and Registration Rights Agreement is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

10.1  Form of Purchase Agreement.

10.2  Form of Registration Rights Agreement.

EXECUTION COPY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2004

	By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer